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Exhibit 99.1                  Press Release




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FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION CONTACT:
                                          Bob Thomas
                                          Vice President Marketing
                                          (413) 568-9141

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              WORONOCO BANCORP, INC. ANNOUNCES PLANS TO PURCHASE
          KEYES & MATTSON INSURANCE AGENCY, INC. IN WEST SPRINGFIELD

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WESTFIELD, MASSACHUSETTS--JUNE 26, 2001--Woronoco Bancorp, Inc. (the "Company")
(AMEX:WRO), the holding company for Woronoco Savings Bank (the "Bank"), announced today that the Bank has signed a letter of intent to acquire Keyes & Mattson Insurance Agency, Inc. located at 1284 Elm Street in West Springfield, Massachusetts. The Bank plans to merge the agency with its existing subsidiary Agan Insurance Agency, Inc. in Westfield, Massachusetts. Following the merger, the combined agencies will operate under the name Keyes, Mattson & Agan Insurance Agency, Inc. The new agency will be a wholly owned subsidiary of Woronoco Savings Bank. By agreement of the parties, the terms of the deal were not announced.

"We are pleased to announce the acquisition of Keyes & Mattson Insurance Agency, Inc. as it provides additional critical mass to serve the growing community of individuals, families and businesses who have responded to our modern delivery of managed financial care," said Cornelius D. Mahoney, Chairman, President and CEO of Woronoco Savings Bank. "Offering insurance, as part of our complete line of financial products along with banking, lending, trust and investment management services allows us to meet all of the financial needs of our customers in one place."

The combined agencies will service more than 7,000 customers and have annual premiums in excess of $8 million. Approximately 60% of the agency's business will consist of personal insurance lines, with commercial and other insurance products making up the remaining 40%.




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Keyes & Mattson conducts business in Western Massachusetts and Northern
Connecticut, the same market area as the Bank and Agan Insurance Agency. "This acquisition provides us with an opportunity to expand our personal and commercial insurance offerings in the areas where we also operate banking offices," Mahoney said.

Paul C. Lesukoski and Evan A. Mattson, the principle owners of Keyes & Mattson, will act as interim managers of Agan Insurance Agency, Inc. until the acquisition is final, in addition to operating the Keyes & Mattson office. "We are pleased to have Archie and Lorraine Agan, the former owners of Agan Insurance Agency, Inc., remaining as consultants under the direction of Evan Mattson and Paul Lesukoski," Mahoney said.

Mattson will be based primarily out of the Agan office during the transition. Lesukoski and Account Executive Robert C. Proulx will remain at the Keyes & Mattson office in West Springfield. They will be available to meet with customers at the Agan office, along with other members of the Keyes & Mattson team.

Following the acquisition, Lesukoski and Mattson will be responsible for managing Keyes, Mattson & Agan Insurance Agency, Inc. "We are pleased to join forces with Woronoco Savings Bank and Agan Insurance Agency," Mattson said. "We hope to enhance our current product offerings and assist the Bank in growing its insurance business through additional acquisitions in the future," Lesukoski said. Mattson added, "Through our new partnership with Woronoco Savings Bank and Agan we will have access to new markets, increased resources and other opportunities to better serve our customers." No staff reductions are anticipated at this time.

The acquisition is subject to all required regulatory approvals. The Bank intends to close on the sale this Fall.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of traditional and non-traditional financial products and services through its 12 branch offices located throughout Western Massachusetts. For more information visit www.woronoco.com.



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Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake--and specifically disclaims any obligation--to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.